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                                                       [REI -- EXHIBIT 10(b)(b)]

                              EMPLOYMENT AGREEMENT


            THIS EMPLOYMENT AGREEMENT ("Agreement") is made and effective as of the 16th day of February, 1998, by and between HOUSTON INDUSTRIES INCORPORATED, a Texas corporation having its principal place of business in Houston, Harris County, Texas ("Company"), and CHARLES OGLESBY, an individual currently residing in Harris County, Texas ("Executive").

         1. Employment of Executive: In consideration of the mutual covenants and agreements herein contained, the Company and Executive wish to establish a three year Employment Agreement retaining Executive's services as described herein, establishing certain incentive, tenure and performance criteria related to such employment and otherwise fixing Executive's benefits, base salary and incentive compensation on a basis comparable to that of other members of senior management of the Company. A principal objective of this Agreement is to facilitate the full integration of Executive into the senior management structure of the Company.

         2. Term and Extent of Services: During the Term, as defined below, Executive shall be employed as President and Chief Operating Officer of Houston Industries Trading & Transportation Group ("HITTG") and as Senior Vice President of the Company and shall have all of the rights, powers and duties associated with those positions. During the Term, Executive agrees to devote his services full-time to the business of the Company and to perform to the best of his ability and with reasonable diligence the duties and responsibilities assigned to him by the appropriate management of the Company. The term hereof shall commence February 16, 1998 (the "Effective Date") and shall continue thereafter through February 15, 200l (the "Term").

         3.  Compensation and Benefits:

             (a) Salary: During the Term, Executive's salary shall be not less than $375,000 per year, and shall be increased during the Term at the same time and on the same basis as other senior executives.

             (b) Benefits: During the Term, the Executive shall be eligible to participate in all of the Company's general and executive compensation and benefit plans on a basis comparable to other similarly situated members of senior management, including the Houston Industries Incorporated Executive Severance Benefits Plan, the current form of Agreement for which is annexed hereto as Enclosure 1.

             (c) Supplemental Retirement Benefit: If the aggregate monthly retirement benefit actually payable to Executive from all defined benefit pension plans and supplemental executive retirement plans in which the Executive participates as of the Effective Date, or any successor plans thereto (the "Actual Benefit"), when calculated in the form of a single life annuity, is less than $2,619.24 commencing at age 52, or $6,084.18 commencing at or after age 62, prorated for commencement at any age between 52 and 62 (the "Guaranteed Benefit"), the Company shall pay a supplemental retirement benefit to the Executive from its general assets in the amount of the


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difference between the Actual Benefit and the Guaranteed Benefit. Any supplemental retirement benefit payable hereunder shall be paid in such form and at such times as the Actual Benefit is paid.

         4. Additional Incentive Compensation: The Company recognizes Executive's area of responsibility as a strategically critical one for its future growth in the converging businesses of gas and electric transportation, supply and services. The HITTG division of the Company provides a full range of energy and risk management services through pipeline, gathering, trading, and marketing affiliates. The successful direction of these activities is essential. Additionally, the Company and its competitors continue to encounter significant difficulty attracting and retaining personnel at all levels in these fields, which has placed additional importance on personnel retention and management of this division. Therefore, as additional incentive for the Executive to remain in the employ of the Company during the Term and to use his best efforts to enhance the value of the Company during the Term, the Company shall pay to the Executive a special two year Retention Bonus. The Retention Bonus shall be paid in three installments: $475,000 on February 15, 1999, $400,000 on August 15, 1999, and $400,000 on February 15, 2000.

         5. Termination of Employment: Should Executive's employment terminate prior to the end of the Term, the following provisions of this Section 5 shall govern the rights of the Executive under this Agreement:

             (a) Termination Due to Death: In the event the Executive's employment terminates during the Term as a result of the Executive's death, the Company agrees (i) to pay all compensation that would have been payable to the Executive under Sections 3(a) and 4 hereof during the remainder of the Term (had the Executive's employment continued during the remainder of the Term) to the Executive's beneficiary or beneficiaries under the group life insurance plan then sponsored by the Company and (ii) to continue to provide, during the remainder of the Term, all welfare benefit coverages that were provided under
Section 3(b) to the Executive's legal spouse and children on the date of his death.

             (b) Termination Due to Disability: In the event the Executive's employment is terminated during the Term due to his disability within the meaning of any long-term disability plan maintained by the Company and covering the Executive as of the date of Executive's disability, the Company agrees (i) to pay Executive all compensation that would have been payable to the Executive under Sections 3(a) and 4 hereof during the remainder of the Term (had the Executive's employment continued during the remainder of the Term) and (ii) to continue to provide, during the remainder of the Term, all welfare benefit coverages that were provided under Section 3(b) to or in respect of the Executive on the date of his disability, in addition to the benefits payable under the long-term disability plan; provided, however, that any salary due under clause (i) of this sentence shall be reduced by the amount of any long-term disability benefit actually paid to the Executive during the Term. It is the intention of this paragraph (b) that the total of disability payments and base salary paid to the Executive during the Term shall equal but not exceed the Executive's base salary payable during the Term.

             (c) Termination by the Company for Cause: Any termination of the Executive's employment by the Company for Cause shall be authorized by a vote of at least a majority of the members of the Board and effected by written notice to the Executive within 12 months of a majority


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of the members of the Board having actual knowledge of the event or circumstances providing a basis for such termination. In the event the Company terminates the Executive's employment during the Term for Cause, he shall be entitled to:

             (i) his base salary through the date of the term-ination of his employment for Cause;

             (ii) any other amounts earned, accrued or owing as of the date of termination of employment but not yet paid as compensation by the Company under Section 3(b) above; and

             (iii) other benefits for which he is eligible in accordance with applicable plans or programs of the Company.

In addition, should Executive elect to contest any claimed discharge for Cause, he may demand the immediate payment, as liquidated damages and not as a penalty, of any unpaid Retention Bonuses and tender to the Company an executed release in the form attached hereto as Exhibit A to Enclosure 1, in which event Company shall make such payment forthwith and release Executive from all claims it may have had against Executive; provided, however, that Company shall be required to make payment upon receipt of such executed release but shall not be required to cross release Executive from any damage claims alleged to have resulted from intentional or morally corrupt conduct of a type not insurable under commercially-available Directors' and Officers liability policies.

             "CAUSE" means Executive's (i) Gross Negligence in the performance of his duties, (ii) intentional and continued failure to perform his duties,
(iii) intentional engagement in conduct which is materially injurious to the Company or its affiliates (monetarily or otherwise) or (iv) conviction of a felony or a misdemeanor involving moral turpitude. For this purpose, an act or failure to act on the part of Executive will be deemed "intentional" only if done or omitted to be done by Executive not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company, and no act or failure to act on the part of Executive will be deemed "intentional" if it was due primarily to an error in judgment or ordinary negligence.

             "GROSS NEGLIGENCE" as used herein carries the meaning used in Texas law as of the Effective Date, which requires a specific intent by Executive to cause substantial damage to the Company or an act or omission which, when viewed objectively from the standpoint of the Executive at the time in question, involves an extreme degree of risk, considering the probability and magnitude of the potential harm to the Company; and of which the Executive has actual, subjective awareness of the risk involved, but nevertheless proceeds with conscious indifference to the rights or welfare of the Company.

             (d) Termination Without Cause or Voluntarily with Good Reason: In the event that, during the Term, the Company terminates the Executive's employment without Cause (other than due to disability or death) or the Executive voluntarily terminates employment for Good Reason, the Company agrees to pay Executive all amounts that would have been payable hereunder and to continue to provide all benefit coverages provided hereunder to the end of the Term. The failure of the Executive to terminate employment upon the occurrence of Good Reason as to any one event


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constituting Good Reason shall not affect his entitlement to terminate his employment as to any other such event.

             "GOOD REASON" means:

             (i) the assignment to the Executive of any duties inconsistent with the Executive's employment position contemplated by Section 2, or any other action by the Company which results in a diminution in the authority, duties or responsibilities attendant to such position, excluding any action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof from the Executive;

             (ii) any failure by the Company to comply with any of the provisions of Section 3(a), other than any failure not occurring in bad faith that is remedied by the Company promptly after receipt of notice thereof from the Executive;

             (iii) relocation, without the Executive's consent, of the Executive's principal office to any office or location more than 50 miles from the principal office of the Executive on the Effective Date; or

             (iv) any failure by the Company to comply with and satisfy the final paragraph of Section 11, provided that the successor described in Section 11 has received at least ten days' prior written notice from the Company or the Executive of the requirements of Section 11.

             (e) Voluntary Termination: Upon 30 days' prior notice to the Company, the Executive may voluntarily terminate his employment with the Company. A voluntary termination pursuant to this Section 5(e) shall not include termination under Section 5(a), 5(b) or 5(d) above, and shall not be deemed a breach of the Agreement by the Executive. In the event the Executive voluntarily terminates his employment, he shall be entitled to:

             (i) his base salary through the date of the term-ination of his employment;

             (ii) any other amounts earned, accrued or owing as of the date of termination of employment but not yet paid as compensation by the Company under Section 3(b) above; and

             (iii) other benefits for which he is eligible in accordance with applicable plans or programs of the Company.

             (f) Certain Benefit Calculations: Upon termination of employment pursuant to Section 5(b) or 5(d), for purposes of any eligibility and benefit determinations under all benefit plans maintained by the Company and applicable to the Executive or his beneficiaries upon such termination, and for purposes of eligibility for retiree medical coverage, (i) Executive will be credited with service for the period remaining in the Term (the "Remaining Term"), (ii) Executive's age on the last day of the Term shall be deemed to have been his age at the date of actual termination of


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employment, and (iii) payments made pursuant to Sections 3(a) and 4 shall be treated as employment compensation paid during the Remaining Term.

             (g) No Mitigation; No Offset: In the event of any termination of employment under this Section 5, the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

             (h) Nature of Payments: Any amounts due under this Section 5 are in the nature of severance payments, liquidated damages, or both, and shall compensate the Executive, and the dependents, beneficiaries and estate of the Executive for any and all direct damages and consequential damages that they may suffer as a result of the termination of the Executive's employment, and are not in the nature of a penalty.

         6. Fresh Start: In consideration of Executive's full and general release (in the form annexed hereto as Enclosure 2) of all existing rights and claims with respect to the Company and its wholly owned subsidiaries, the Company agrees to pay Executive a lump sum settlement of $1,000,000. The lump sum payment shall be made at the end of the next full pay period following the execution of this Agreement, provided that the Executive delivers the required executed release to the Company concurrently with the receipt of such payment.

         7. Notices: For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


             If to Company:                Houston Industries Incorporated
                                           P.O. Box 4567
                                           Houston, Texas  77210
                                           ATTENTION:  Chairman of the Board

             If to Executive:              ----------------------------------
                                           ----------------------------------
                                           ----------------------------------

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         8. Applicable Law: The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Texas, including the Texas statute of limitations, but without giving effect to the principles of conflict of laws of such State.

         9. Severability: If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall


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not affect the validity or enforceability of any other provision of this
Agreement and all other provisions shall remain in full force and effect.

         10. Withholding of Taxes: The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling. However, any taxes of the type described in Section 4 of the Enclosure 1 shall be treated as if imposed on payments thereunder and such provisions are incorporated herein for such purposes as if set forth fully in this Agreement.

         11. No Assignment; Successors: Executive's right to receive payments or benefits hereunder shall not be assignable or transferable, whether by pledge, creation or a security interest or otherwise, whether voluntary, involuntary, by operation of law or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 11 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

             This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either (a) the person or entity acquiring such assets or a substantial portion thereof shall expressly assume by an instrument in writing all duties and obligations of the Company hereunder or (b) the Company shall provide, through the establishment of a separate reserve therefor, for the payment in full of all amounts which are or may reasonably be expected to become payable to Executive hereunder.

         12. Payment Obligations Absolute: Except for the requirement of the Executive to execute and return to the Company a Waiver and Release in accordance with Sections 5 and 6, the Company's obligation to pay (or cause one of its Affiliates to pay) Executive the amounts and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counter-claim, recoupment, defense or other right which the Company (including its Affiliates) may have against him or anyone else. All amounts payable by the Company (including its Affiliates hereunder) shall be paid without notice or demand. Executive shall not be obligated to sign an agreement not to compete with the Company or to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any other employment shall in no event effect any reduction of the Company's obligations to make (or cause to be made) the payments and arrangements required to be made under this Agreement.


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered the _____ day of February, 1998, but effective as of the day and year first above written.


                              HOUSTON INDUSTRIES INCORPORATED


                              By /s/ DON D. JORDAN
                                 ------------------------------------
                                 Don D. Jordan,
                                 Chairman and Chief Executive Officer


                              EXECUTIVE



                              /s/ CHARLES OGLESBY
                              --------------------------------------
                              Charles Oglesby




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

                               WAIVER AND RELEASE


         Houston Industries Incorporated has offered to pay me $1,000,000.00 (the "Payment") in exchange for my agreement to waive all of my claims against and release Houston Industries Incorporated and its predecessors, successors and assigns (collectively referred to as the "Company"), all of the affiliates (including subsidiaries) of the Company (collectively referred to as the "Affiliates") and the Company's and Affiliates' directors and officers, employees and agents, insurers, named employee benefit plans and contracts, and the fiduciaries and agents of said plans (collectively, with the Company and Affiliates, referred to as the "Corporate Group") from any and all claims, demands, actions, liabilities, damages and contractual obligations that arise in any way from my employment with the Company or the Affiliates through the date identified as my signature date at the end of this Waiver and Release ("Signature Date"). This payment is voluntary on the part of the Company and is not a legal obligation of any member of the Corporate Group. I choose to accept this offer.

         In exchange for the Payment, which is in addition to any remuneration or benefits to which I am already entitled, (1) I agree not to sue in any local, state and/or federal court regarding or relating in any way to my employment with the Company or the Affiliates through the Signature Date, and (2) I knowingly and voluntarily (a) waive all rights and claims I have, as of the Signature Date, with respect to any member of the Corporate Group and (b) release the Corporate Group from any and all liabilities, damages and contractual obligations to me (directly or as a third party beneficiary), whether known or unknown, matured or unmatured, contingent or absolute, that stem in any way from my employment with the Company or the Affiliates through the Signature Date, except for my rights under the terms of any employee benefit plans sponsored by the Company or the Affiliates that are not named below. This Waiver and Release includes, but is not limited to, all contractual obligations, rights, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990; the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Energy Reorganization Act, as amended, 42 U.S.C.
Section 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Pregnancy Discrimination Act of 1978; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Texas Labor Code Section 21.001 et. seq.; the Texas Labor Code; any of the following employee benefit plans: the Arkla, Inc. and Subsidiaries Nonqualified Executive Disability Income Plan, the Diversified Energies Inc. Benefit Equalization and & Savings Plan, the NorAm Executive Severance Benefits Plan, the Arkla, Inc. Long Term Incentive Compensation Plan, the NorAm Energy Corp. 1994 Incentive Equity Plan, the DEI 1990 Stock Award Plan, the NorAm 1997 All Employee Incentive Plan, and any contract relating in any way to any such plan; the Agreement and Plan of Merger among the Company, Houston Lighting & Power Company, HI Merger, Inc. and NorAm Energy Corp. dated as of August 11, 1996; claims in connection with workers' compensation or "whistle blower" status; and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law. I understand that this Waiver and Release shall operate as a full and final and complete release and settlement of any and all claims under any of the foregoing.


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


         I expressly represent that no promise or agreement which is not expressed in this Waiver and Release has been made to me in executing this Waiver and Release, and that I am relying on my own judgment in executing this Waiver and Release, and I am not relying on any statement or representation of any member of the Corporate Group or any of their agents. I agree that this Waiver and Release is valid, fair, adequate and reasonable, is with my full knowledge and consent, was not procured through fraud, duress, or mistake and has not had the effect of misleading, misinforming or failing to inform me. I acknowledge that Payment is not an admission by the Company that the Company or any other member of the Corporate Group engaged in any wrongful or unlawful act or violated any law or regulation. I understand that nothing in this Waiver and Release is intended to prohibit, restrict or otherwise discourage any individual from engaging in activity protected under 42 U.S.C. Section 5851 and 10 C.F.R.
Section 50.7, including, but not limited to, providing information to the Nuclear Regulatory Commission ("NRC") or to the Company regarding nuclear safety or quality concerns, potential violations or other matters within the NRC's jurisdiction.

         I acknowledge that this Waiver and Release sets forth the entire understanding and agreement between me and the Corporate Group concerning the subject matter of this Waiver and Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Corporate Group with respect to that subject matter. I understand that signing this Waiver and Release is an important legal act. I acknowledge that the Company has advised me in writing to consult an attorney before signing this Waiver and Release. I acknowledge that I have read this Waiver and Release, have had an opportunity to ask questions and have it explained to me and that I understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of this Waiver and Release. By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arising out of acts, omissions, or events of the Company or any other member of the Corporate Group which occur after the date of the execution of this Waiver and Release.

         Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not effect the enforceability of other provisions of this Waiver and Release.


 /s/ CHARLES OGLESBY
-------------------------------------
Charles Oglesby



  3/4/98
-------------------------------------
Signature Date

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